Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 28, 2009 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-164044) and related Prospectus of Codexis, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

February 1, 2010

Palo Alto, California